United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2012

Bnc bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held a special meeting of shareholders on July 17, 2012 (the “Special Meeting”). The Company received proxies totaling 54.8% of its issued and outstanding shares of common stock, representing 5,007,948 shares of common stock as of the record date for the Special Meeting. The sole proposal at the Special Meeting was the approval, pursuant to NASDAQ Rule 5635 and the terms of the preferred stock, of (i) the conversion of the Company’s Mandatorily Convertible Cumulative Non-Voting Preferred Stock, Series C, (ii) the conversion of the Company’s Mandatorily Convertible Cumulative Non-Voting Preferred Stock, Series B-1, and (iii) the conversion of the non-voting common stock issued upon the conversion of the Series B-1 Preferred Stock, into shares of common stock.

The number of votes cast for or against as well as the number of abstentions and the number of broker non-votes, are set forth below. The proposal was approved by the requisite vote of the Company’s shareholders. A more complete description of the proposal is set forth in the Company’s definitive proxy statement for the Special Meeting, filed with the Securities and Exchange Commission on June 26, 2012.

1.	Approval of the (i) conversion of the Company’s Mandatorily Convertible Non-Voting Preferred Stock, Series C, (ii) conversion of the Company’s Mandatorily Convertible Non-Voting Preferred Stock, Series B-1, and (iii) conversion of the non-voting common stock issued upon the conversion of the Series B-1 Preferred Stock into shares of voting common stock.

Shares Voted in Favor	Shares Voted Against	Shares Abstaining	Broker Non-Votes

4,930,215	40,705	37,027	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2012

BNC BANCORP

By:	/s/ David B. Spencer
Name:	David B. Spencer
Its:	Executive Vice President & Chief Financial Officer